Exhibit 4.        Specimen Stock Certificate

NUMBER                                                                                                                    SHARES

                    COMMON STOCK                                                                   COMMON STOCK

QELE RESOURCES INC.
SHARES AUTHORIZED: 500,000,000
PAR VALUE: $0.001

                                                                    CUSIP -  74733A 106

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

QELE RESOURCES INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and registered Empire Stock Transfer Inc	CORPORATE Nevada	Ashmi Deo Secretary	Deborah Appana President
Transfer agent and Registrar

By: Authorized Signature			SEAL